Exhibit 3.03

BARBARA K. CEGAVSKE
Secretary of State                                          Document Number
202 North Carson Street                                     20150461652-72
Carson City, Nevada 89701-4201                              Filing Date and Time
(775) 684-5708                                              10/20/2015 11:29 AM
Website: wvvw.nvsos.gov                                     Entity Number
                                                            E0802962006-4

                                                        Filed in the office of
    Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)                     /s/ Barbara K. Cegavske
                                                        Barbara K. Cegavske
                                                        Secretary of State
                                                        State of Nevada


                                              ABOVE SPACE IS FOR OFFICE USE ONLY

          Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

ROSTOCK VENTURES CORP.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3: Authorized Capital: The Capital Stock shall consist of 500,000,000 shares of common stock at a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.9%

4. Effective date of filing (optional): Date:                    Time:
                  (must be no later than 90 days after the certificate is filed)


5. Signature (Required)


X  /s/ Gregory Rotelli
------------------------------
Signature of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.